Exhibit (d)(2)
CONFIDENTIALITY AGREEMENT
This CONFIDENTIALITY AGREEMENT (this “Agreement”), is dated as of March 20, 2025, by and between the party disclosing information under this Agreement, Kronos Bio, Inc. (“KRONOS”), and the party receiving information under this Agreement, Tang Capital Management, LLC (the “Receiving Party”), on the other hand.
WHEREAS, KRONOS and the Receiving Party are engaging in discussions about a possible transaction involving KRONOS or the securities of KRONOS (the “Transaction”), and in connection with evaluating the Transaction, KRONOS, directly or indirectly through KRONOS’s Representatives (as defined below), may disclose to the Receiving Party or the Receiving Party’s Representatives certain information relating to KRONOS or its affiliates which is non-public, confidential or proprietary.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Confidential Information. The term “Confidential Information” shall mean, with respect to KRONOS, all confidential, proprietary and non-public information (whether written, oral or electronic communications) regarding KRONOS or its affiliates furnished by or on behalf of KRONOS to the Receiving Party or its Representatives in connection with the Receiving Party’s evaluation, negotiation, financing, implementation or consummation of the Transaction. Confidential Information will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement, (ii) is or becomes available to the Receiving Party or its Representatives from a third party which, to the knowledge of the Receiving Party, after reasonable inquiry, is not bound by confidentiality obligations to KRONOS with respect to such information, (iii) is known to the Receiving Party or its Representatives prior to disclosure by KRONOS or its Representatives, and is not subject to any other obligation of confidentiality applicable to the Receiving Party or its Representatives or (iv) is or has been independently developed by the Receiving Party and/or its Representatives without use of any Confidential Information furnished to it by or on behalf of KRONOS, as shown by contemporaneous documentation evidencing such independent development. The term “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliates’ respective directors, managers, officers, employees, consultants, advisors (actual and potential), shareholders, agents and other representatives; provided, that the obligations of the Receiving Party for its Representatives hereunder with respect to the use and disclosure of Confidential Information shall only include those Representatives who actually receive Confidential Information on its behalf in connection with this Agreement. The Receiving Party agrees to advise KRONOS in writing, email being sufficient, of any financial institutions or financial advisors retained by it as an advisor for the Transaction and further agrees not to discourage financial institutions or financial advisors from being retained by other bidders or potential bidders as advisors for a potential transaction with KRONOS.
2. Confidentiality of Information. The Receiving Party (i) will keep the Confidential Information of KRONOS confidential and will not (except as required by applicable law, regulation, Securities and Exchange Commission (“SEC”) or stock exchange requirement or legal process (“Legal Requirement”), and only after compliance with paragraph 4 below), without receipt of KRONOS’s prior written consent, disclose to any person any Confidential Information (except as described herein), and (ii) will not use any Confidential Information other than in connection with its evaluation, negotiation, financing, implementation or consummation of the Transaction. The Receiving Party further agrees to disclose the Confidential Information only to its Representatives who reasonably need to know the Confidential Information for the purpose of evaluating, negotiating, implementing or consummating the Transaction, and who are informed of the confidential nature of the Confidential Information and have fiduciary duties or obligations to the Receiving Party sufficient to ensure that they comply with the terms of this Agreement. Notwithstanding anything herein to the contrary, each party recognizes that the other party or their Representatives may in the future develop or acquire products or services related to or similar to the subject matter of Confidential Information disclosed under this Agreement. The terms of confidentiality under this Agreement shall not be construed to limit the right of any party or their Representatives to directly or indirectly independently develop or acquire products or services without use or disclosure of the other party’s Confidential Information in violation of this Agreement.
3. Confidentiality of Transaction. Without receipt of the prior written consent of the other party, no party nor any of their respective Representatives will (except as required by Legal Requirement, and only after compliance with paragraph 4 below) disclose to any person (other than its Representatives who reasonably need to know such information for the purpose of evaluating, negotiating, financing, implementing or consummating the Transaction, and who are informed of the confidential nature of such information and have an obligation of confidentiality to such party with respect thereto) any information regarding a possible Transaction, including (i) the existence of this Agreement, (ii) that any investigations, discussions or negotiations are taking or have taken place concerning a possible Transaction, including the status thereof or the termination of such discussions or negotiations, or (iii) any of the terms, conditions or other facts with respect to any such possible Transaction or its consideration of a possible Transaction (collectively, “Transaction Information”).
4. Legally Required Disclosure. In the event that the Receiving Party or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information of KRONOS or any Transaction Information, the Receiving Party or its Representative, as applicable, may, without violation of this Agreement, disclose such Confidential Information or Transaction Information, provided that the Receiving Party will, to the extent permitted by Legal Requirement, notify KRONOS promptly in writing so that KRONOS may seek a protective order or other appropriate remedy or, in KRONOS’s sole discretion, waive compliance with the terms of this Agreement, and the Receiving Party will cooperate (at KRONOS’s sole expense) in such efforts as reasonably requested by KRONOS. In the event that no such protective order or other remedy is obtained, or KRONOS waives compliance with the terms of this Agreement, the Receiving Party and its Representatives will furnish only that portion of the Confidential Information or Transaction Information which the Receiving Party or its Representative is required to disclose by Legal Requirement. Notwithstanding the foregoing, nothing in this Agreement shall require the Receiving Party or its Representative to obtain KRONOS’s consent for any disclosure made to a regulatory examiner, or self-regulatory examiner in the course of such examiner’s examination, inspection, or audit, and any such disclosure shall not be a breach of this Agreement, provided that such examination, inspection or audit was not specifically targeting KRONOS, the Transaction, the Confidential Information or the Transaction Information.
5. No Obligation to Consummate Transaction. Each party acknowledges and agrees that the other party nor any of its affiliates has made any decision to pursue any Transaction and agrees that, subject to the terms of any written agreement between the parties or their respective affiliates entered into after the date of this Agreement, the other party will have the right in its sole discretion, without giving any reason therefor, at any time to terminate discussions concerning a possible Transaction or to elect not to pursue any such Transaction. In addition, each party agrees that, except for the matters specifically agreed to herein or in written agreements subsequently entered into between the parties or their respective affiliates, no contract or agreement providing for any Transaction involving the parties or any of their Representatives shall be deemed to exist, and the parties and their Representatives shall not be under any legal obligation of any kind whatsoever with respect to any Transaction by virtue of this or any other written or oral expression, unless and until definitive written agreements with respect to such Transaction, if any, have been executed and delivered by each party or their affiliates.
6. Future Opportunities. Each party acknowledges that the other party or their Representatives may now have or may in the future have active business interests with, or invest in, competitors of such party or its Representatives and/or may invest or engage in business activities in competition with such party or its affiliates. Nothing in this Agreement shall limit the right of a party or its Representatives to directly or indirectly pursue those or any other business interests or investment opportunities, provided that it abides by the obligations of this Agreement. The occurrence or existence of such similar or competitive activities conducted by either party or its Representatives shall not constitute evidence that such party has failed to observe its obligations hereunder.
7. Right to Disclose Information. KRONOS warrants that it has and will have all rights to disclose the information that may be disclosed by or on behalf of KRONOS. The Receiving Party and its Representatives understand and acknowledge that any and all information contained in the Confidential Information is being provided without any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information. KRONOS expressly disclaims any duty to update, supplement or correct any Confidential Information disclosed, regardless of the circumstances, except as may be provided in any definitive written engagement agreement between the Receiving Party and KRONOS, or its Representatives, relating to the Transaction. NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, ARE MADE RESPECTING THE PROVISION OF THE CONFIDENTIAL INFORMATION, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY.

8. Non-Public Information. The Receiving Party acknowledges that U.S. securities laws and other laws prohibit any person who has material, non-public information concerning a public company from purchasing or selling any of its securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Receiving Party acknowledges that the confidentiality provisions of this Agreement shall be deemed to be an agreement to keep the Confidential Information of KRONOS in confidence as contemplated by Regulation FD promulgated by the SEC. In addition, the Receiving Party acknowledges and agrees that some of the Confidential Information and Transaction Information may be considered “material non-public information” for purposes of the federal securities laws, and that the Receiving Party and its Representatives will abide by all securities laws relating to the handling of and acting upon material non-public information of or regarding KRONOS.
9. Financing Sources. The Receiving Party hereby confirms that, as of the date hereof, the Receiving Party and its Representatives have not, directly or indirectly, engaged in discussions or entered into an arrangement or understanding with any other party regarding a joint transaction or bid, or providing debt or equity financing, with respect to KRONOS or the Transaction and the Receiving Party will not, unless otherwise approved by KRONOS in its sole discretion, engage in any such discussions or enter into any such arrangement or understanding during the term of this Agreement. The Receiving Party agrees that it will not, directly or indirectly, require, instruct or encourage (or enter into any agreement, arrangement or understanding with any other person that has or would have the effect of requiring) any potential financing source to refrain from providing financing to any other person in connection with a potential transaction with KRONOS.
10. Standstill. The Receiving Party agrees, for a period of one (1) year from the date of this Agreement, that neither the Receiving Party nor any of its Representatives who are provided with Confidential Information will, unless otherwise agreed in writing by KRONOS: (A) propose (a) any merger, consolidation, business combination, tender or exchange offer, purchase of a material portion of KRONOS’s assets or businesses, or similar transactions involving KRONOS or (b) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to KRONOS; (B)(a) acquire beneficial ownership of any securities (including in derivative form) of KRONOS (collectively, a transaction specified in (A)(a), (A)(b) and (B)(a) involving a majority of KRONOS’s outstanding capital stock or consolidated assets, is referred to as a “Corporate Transaction”), (b) propose or seek, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the SEC) of proxies or consents to vote any securities (including in derivative form) of KRONOS, (c) nominate any person as a director of KRONOS, or (d) propose any matter to be voted upon by the stockholders of KRONOS; (C) directly or indirectly, form, join or in any way participate in a third party “group” (as such term is used in the rules of the SEC) (or discuss with any third party the potential formation of a group) with respect to any securities (including in derivative form) of KRONOS or a Corporate Transaction involving KRONOS; (D) request KRONOS (or any of its officers, directors or Representatives), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence); or (E) take any action that could require KRONOS to make a public announcement regarding a potential Corporate Transaction.
11. Miscellaneous.
(a) Severability. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered. The parties will substitute for any invalid or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.
(b) Assignment; Successors and Assigns. This Agreement will not be assignable or transferable by either KRONOS or the Receiving Party without the prior written consent of the other, and any purported assignment or transfer without such consent shall be null and void ab initio and of no effect. Subject to the foregoing, this Agreement shall be binding upon the parties hereto, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or a successor or permitted assign of such a party.

(c) Modifications to Agreement; Waivers. No amendments or modifications of or changes to this Agreement or waiver of the terms and conditions hereof will be binding upon the Receiving Party or KRONOS, unless approved in writing and signed by the Receiving Party and KRONOS. It is further agreed that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
(d) Governing Law; Venue; Jury Trial Waiver. This Agreement is for the benefit of KRONOS, and it and any claim, controversy or dispute arising under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof. Any action, claim, suit or other legal proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in New York County, State of New York (or any appellate courts therefrom). The parties expressly waive any objection based on personal jurisdiction, venue or forum non conveniens. Each party hereby irrevocably waives all rights to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of such party in the negotiation, administration, performance and enforcement hereof.
(e) Termination. Each party’s obligations hereunder with respect to Confidential Information and Transaction Information shall terminate on the third (3rd) anniversary of the date of this Agreement; provided that all matters related thereto in respect of which a claim has been made or an action or proceeding has been instituted on or prior to such date shall survive the expiration of such period until such claim, action or proceeding is finally resolved. The termination of any other agreement or business relationship between, or involving, the parties or their affiliates, shall not relieve either party of its obligations with respect to Confidential Information disclosed pursuant to this Agreement.
(f) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement and supersedes all prior understandings or agreements with respect thereto. If there is any inconsistency between this Agreement and the terms and conditions of any agreement that a Receiving Party or any of its Representatives must “click through” for online or electronic access to any Confidential Information, then the terms and conditions of this Agreement shall govern in all respects.
(g) Interpretation. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement. As used in this Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).
(h) Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be an original, but all of which together shall constitute one instrument.
(i) Remedies. Each party acknowledges that any breach of this Agreement may cause irreparable harm for which monetary damages are an insufficient remedy and therefore that upon any breach of this Agreement KRONOS shall be entitled to appropriate equitable relief without the posting of a bond in addition to whatever remedies it may have at law.
Remainder of Page Intentionally Left Blank; Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Confidentiality Agreement to be executed and delivered as of the date first written above.

KRONOS BIO, INC.

By:	/s/ Deborah Knobelman, Ph.D.
	Name:	Deborah Knobelman, Ph.D.
	Title:	President and Interim CEO

TANG CAPITAL MANAGEMENT, LLC

By:	/s/ Kevin Tang
	Name:	Kevin Tang
	Title:	President